EXHIBIT 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) made as of March 6, 2026 (the “Effective Date”),

BETWEEN:

CORDOBA MINERALS CORP.

(the “Company”)

AND:

Quentin Markin

(the “Consultant”)

(together, the “Parties”)

WHEREAS the Company seeks to engage the Consultant to perform services as an interim Chief Executive Officer;

AND WHEREAS the Consultant has agreed to be engaged on a contract-for-services basis and to provide such services to the Company;

NOW THEREFORE, in consideration of the premises, mutual covenants and agreements herein contained and other good and valuable consideration, (the receipt and sufficiency of which are hereby acknowledged by each of the Parties), the Parties agree as follows:

1.	Commencement and Duration.

1.1

This Agreement shall be effective from the Effective Date and will continue until terminated in accordance with this Agreement, including upon the Board of Directors of the Company appointing a new Chief Executive Officer (“New CEO Appointment”) pursuant to Section 7.4.

2.	Services.

2.1	The Consultant shall provide the Company with services as interim Chief Executive Officer as more fully set out in Schedule “A” attached hereto (the “Services”).

2.2	The Consultant shall, during the term of this Agreement:

(a)	perform the Services honestly, in good faith, with a view to the best interests of the Company;

(b)	devote such time, attention, and energy to the Company as is necessary to implement and comply with the Consultant’s obligations under this Agreement;

(c)

exercise at least the degree of care, skill and diligence in performing the Services which is exercised by diligent and prudent professionals performing similar services in accordance with best industry practices; and

(d)	perform the Services in a timely manner and in compliance with all applicable laws and Company policies as made available to the Consultant.

2.3

The Consultant shall provide the Services to the Company on a non-exclusive basis and shall be free to provide its services to third parties during the term of this Agreement, provided that the Consultant shall not provide such services in a way that is inconsistent with any of the provisions of this Agreement. The Company acknowledges and agrees that the Consultant is also the Executive Vice-President of Business Development and Strategy Execution for Ivanhoe Electric Inc. (“IE Employment”), and that the holding and discharge of such position shall in no way be considered a breach of this Agreement. In the event of any irreconcilable difference between this Agreement the Consultant’s IE Employment, the Consultant shall resign as a Consultant under this Agreement without any liability to the Company from doing so.

3.	Compensation.

3.1	In consideration of the Services provided under this Agreement, the Company will pay the Consultant a monthly fee of $7,500.00 USD (inclusive of taxes).

3.2	The Consultant shall be reimbursed for all reasonable business expenses properly incurred in connection with the Services, subject to provision of proper receipts to substantiate the expenses.

3.3

The Company shall have no liability or responsibility for withholding or remitting any income, payroll, or other federal or provincial taxes. The Consultant is responsible for these withholding, remitting and registration obligations, and shall indemnify the Company from and against any order, penalty, interest, taxes, or contributions that may be assessed against the Company due to the failure or delay of the Consultant to make any such withholdings, remittances or registration, or to file any information required by any law.

4.	Confidential Information and Intellectual Property Rights.

4.1

At all times during the term of this Agreement, and at any time thereafter, the Consultant will hold in strictest confidence, and make no use of, or disclose to any third parties (other than to Ivanhoe Electric Inc. where permitted by law and provided that the Company remains a subsidiary of Ivanhoe Electric Inc.), without the express written authorization of the Company, any Confidential Information (as defined below), whether such information is disclosed to the Consultant in writing, electronically (e.g., via e-mail), orally or otherwise, except (a) in the course of providing the Services; or (b) if required by law, regulation, rule, or an order or pursuant to any requirement, request or process of any legal or regulatory, governmental or supervisory authority.

4.2

For the purposes of this Agreement, “Confidential Information” means information disclosed or accessible to the Consultant or acquired by the Consultant as a result of the Consultant’s engagement with the Company and which is not in the public domain or otherwise required to be publicly disclosed by applicable law and includes, but is not limited to, information relating to the Company’s or any of its affiliates’ current, future or proposed products/services or development of new or improved products/services, marketing strategies, sales or business plans, the names and information about the Company’s past, present and prospective customers and clients, the Company’s employees (including, without limitation, compensation information and performance reviews), employee handbooks and documents related to the Company’s internal processes and procedures, source code, inventions, discoveries, business methods, trade secrets, compositions, technical data, records, reports, presentation materials, interpretations, forecasts, test results, formulae, projects, research data, personnel data, compensation arrangements, budgets, financial statements, office plans, contracts and commercial documents, suppliers, manufacturers and any information received by the Company from third parties pursuant to an obligation of confidentiality.

4.3

If the Consultant is required to disclose any Confidential Information by law, regulation, rule, or an order or pursuant to any requirement, request or process of any legal or regulatory, governmental or supervisory authority, the Consultant shall make, commercially reasonable efforts to provide the Company:

(a)	prompt notice of such requirement, request or process so that the Company may seek, at their respective sole cost and expense, an appropriate protective order or other remedy; and

(b)	cooperate with and provide reasonable assistance to the Company, at their respective sole cost and expense, in seeking a protective order or other remedy or limitations on disclosing.

4.4

The Consultant shall notify the Company immediately upon discovery of any unauthorized use or disclosure of Confidential Information, and will cooperate with the Company in every reasonable way to help the Company regain possession of such Confidential Information and to prevent its further unauthorized use or disclosure.

4.5

Upon the termination of this Agreement, regardless of the reason therefore, the Consultant shall return to the Company or destroy, any material containing or disclosing any Confidential Information, and shall not keep in its possession any such material or copies thereof.

4.6

The Company is and shall be the sole and exclusive owner of all right, title, and interest throughout the world in and to all the results and proceeds of the Services performed under this Agreement (collectively, the "Deliverables"), including all patents, copyrights, trademarks, trade secrets and other intellectual property rights (collectively "Intellectual Property Rights") therein. The Consultant irrevocably assigns to the Company, all rights, title, and interest throughout the world in and to the Deliverables, including all Intellectual Property Rights therein. The Consultant irrevocably and unconditionally waives all moral rights that the Consultant may now have or may have in the future relating to the Deliverables.

5.	Independent Contractor.

5.1

In performing the Services, the Consultant agrees and acknowledges that the Consultant is an independent contractor under this Agreement. Nothing contained herein shall be deemed or construed to create an employment relationship or any partnership or joint venture between the Company, on the one hand, and the Consultant, on the other hand.

5.2

Neither Party shall acquire by virtue of this Agreement any right, capacity or power to act as an agent for the other or to bind the other to any other person, firm or Company, except with the written agreement of the other if necessary to carry out the purpose and intent of this Agreement.

6.	Compliance with Laws, Regulations, Industry Guidelines and Policies.

6.1

In providing the Services, the Consultant will adhere to all applicable federal and provincial legislation and regulations, industry guidelines and the Company’s policies as made available to the Consultant from time to time.

6.2

The Consultant shall indemnify the Company and its directors, officers, employees, and assigns from and against all actions, costs, damages, expenses, fees (including reasonable legal fees and disbursements and amounts paid in settlements), liabilities and losses arising out of the Consultant’s performance of the Services under this Agreement. The Company may satisfy such indemnity (in whole or in part) by way of deduction from any payment due to the Consultant.

7.	Termination.

7.1	Termination by Consultant: The Consultant may terminate this Agreement at any time on providing the Company with one (1) month of advance written notice.

7.2

Termination by Company for Cause: The Company may terminate this Agreement at any time without notice or any payment in lieu thereof, for Cause. For the purposes of this Agreement, “Cause” shall include but shall not be limited to:

(a)	any material breach by the Consultant of a provision of this Agreement; or

(b)

any failure by the Consultant to provide the Services in a competent manner, where the Consultant fails to remedy such failure to the satisfaction of the Company within 14 (fourteen) days of the Consultant being notified of the failure.

7.3	Termination by the Company without Cause: The Company may terminate this Agreement for any reason by providing one (1) month of advance written notice.

7.4	Termination upon New CEO Appointment: This Agreement automatically terminates upon the effective date of the New CEO Appointment without any notice of termination or pay in lieu.

7.5	Neither the Consultant nor the Company shall be entitled to any further notice of termination or compensation in lieu of notice except as set out in this Section 7.

7.6	The principles of mitigation apply to any damages owed for termination of this Agreement without required notice.

8.	Return of Property.

8.1

As soon as practicable upon termination of this Agreement for any reason or earlier if requested by the Company, the Consultant shall promptly deliver and return to the Company (without retaining copies), all records, property (including laptop) and documents or materials of any kind or nature whatsoever which pertain in any way to the Company or its business.

9.	Survival.

9.1

All provisions of this Agreement which by their nature should survive termination of this Agreement, including without limitation, Sections 4 and 5 hereof, shall survive and remain in effect, notwithstanding any changes to the terms of the Consultant’s engagement or the termination of the Consultant’s engagement, whether the termination is initiated by the Consultant or by the Company or by mutual agreement, or whether the termination is lawful or unlawful.

10.	Entire Agreement.

10.1

This Agreement contains the entire understanding of the Parties on the subject matter contained herein. It may not be changed orally, but only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, extension or discharge is sought. No failure to exercise and no delay in exercising any right or remedy shall preclude any other or further exercise of any right or remedy herein.

11.	Successors and Assigns.

11.1	This Agreement ensures to the benefit of the Company and their respective affiliates, subsidiaries and parent companies and each of their respective successors.

11.2

The rights and obligations under this Agreement are personal to the Consultant and may not be assigned by the Consultant. The Consultant agrees that the rights and obligations of the Company under this Agreement may be assigned by the Company to any successor or purchaser of the Company’s business, including the purchaser of all or substantially all of the Company’s assets.

12.	Governing Law.

12.1

This Agreement shall be interpreted in accordance with the laws of the Province of British Columbia and the Parties submit to the exclusive jurisdiction of the courts of the Province of British Columbia for the purposes of interpreting and enforcing the rights and obligations set out in this Agreement.

13.	Representations.

13.1

The Parties hereby represent and warrant that they have all such rights and powers as are necessary for them to each enter into this Agreement. Each Party further represents and warrants that it is not a party to any agreement or business relationship in conflict with its rights and obligations pursuant to this Agreement other than any such conflict that may arise from the IE Employment.

13.2

The Consultant represents and warrants that the Consultant are fully experienced and possess the requisite professional skill, knowledge and experience required to perform the Services and are capable of fulfilling the Consultant’s obligations and duties hereunder. The Consultant has had sufficient opportunity to review and understand (a) the terms of this Agreement, (b) the restrictions as provided in this Agreement and the consequences of the execution of this Agreement, (c) the obligations imposed on the Consultant by this Agreement, and (d) the consequences of any failure to perform and observe such restrictions and obligations.

14.	Independent Legal Advice.

14.1

The Consultant agrees that he has had, or has had the opportunity to obtain, independent legal advice in connection with the execution of this Agreement and has read this Agreement in its entirety, understands its contents and is signing this Agreement freely and voluntarily, without duress or undue influence from any party.

15.	Counterparts.

15.1

This Agreement may be executed and delivered: (a) in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument; and (b) in either paper form or in digital form by electronic transmission in PDF format or by way of an electronic signature platform. Any such digital execution and delivery shall constitute effective execution and delivery of this Agreement and such other documents.

16.	Notices.

16.1

Any notice required or permitted to be made or given under this Agreement to either Party shall be in writing and shall be sufficiently given if delivered personally, by electronic transmission, or if sent by prepaid registered mail to the intended recipient of such notice at their respective addresses set forth below or to such other address as may, from time to time, be designated by notice given in the manner provided in this Section:

To the Company:

Cordoba Minerals Corp.

2200-885 W Georgia St.

Vancouver, BC V6C 3E8

Email:

To the Consultant:

Quentin Markin

c/o 450 E Rio Salado Parkway, Suite 130

Tempe, Arizona 85281

Email:

[Signature page follows]

ACCEPTED AND SIGNED AS OF MAY 20, 2026

CORDOBA MINERALS CORP.

By:	/s/ Leonardo Schutz
Name: Leonardo Schutz
Title: Corporate Secretary

QUENTIN MARKIN

By:	/s/ Quentin Markin

SCHEDULE “A” – SERVICES

1. Strategic Leadership:

•	Develop and recommend to the Board a clear vision and strategy.

•	Assist with the identification, evaluation and execution of new project acquisitions and projects.

2. Capital Raising & Financial Stewardship:

•	Lead all financing activities (equity, debt, strategic investments, royalties/streams, joint ventures) to ensure sufficient runway for exploration campaigns.

•	Oversee capital allocation with discipline, prioritizing the identification of prospective investments while maintaining strict cost control and transparent financial reporting.

•	Work with the CFO to develop, implement and monitor the budget.

3. Investor Relations & Capital Markets:

•	Serve as the primary spokesperson to shareholders, analysts, institutional investors, and the broader mining investment community.

•	Build and maintain credibility through transparent, consistent communication of the corporate narrative.

4. Corporate Governance & Risk Management:

•	Ensure full compliance with legislation, environmental permitting, health & safety protocols, and corporate governance best practices.

•	Cultivate a high-performance, ethical culture that attracts and retains top geological and technical talent.

5. Stakeholder & Government Relations:

•	Maintain constructive relationships with the controlling shareholder and other major shareholders of the Company.

•	Develop and maintain constructive relationships with indigenous communities, regulators, government officials, and local stakeholders, as applicable.

6. Team Leadership:

•	Recruit, mentor, and retain a high-caliber executive and technical team consistent with the Company’s business and business objectives.

•	Set performance expectations, foster collaboration, and align incentives with shareholder value creation.